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                               FORM 10-K DECEMBER 31, 2000

                                COMMISSION FILE NO. 1-8491

                                        EXHIBIT 11

                           HECLA MINING COMPANY AND SUBSIDIARIES

            CALCULATION OF WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

                   For the Years Ended December 31, 2000, 1999 and 1998

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

                                                               Year Ended December 31,
                                                      ------------------------------------------
                                                          2000           1999          1998
                                                      ------------   ------------   ------------
Shares of common stock issued at
  beginning of period                                  66,844,575     55,166,728     55,156,324

The incremental effect of the issuance
  of stock related to MRIL acquisition                        - -      3,908,479            - -

The incremental effect of the issuance of
  new shares for cash, net of issuance costs                  - -      3,185,198            - -

The incremental effect of the issuance of
  stock held by grantor  trust                              3,589        110,241            - -

The incremental effect of the issuance
  of new shares under Stock Option and
  Warrant Plans                                             5,333         38,041          7,238
                                                      -----------    -----------    -----------


                                                       66,853,497     62,408,687     55,163,562

  Less:
    Weighted average treasury shares held                  62,112         62,110         62,091
                                                      -----------    -----------    -----------

Weighted average number of common shares
  outstanding during the period                        66,791,385     62,346,577     55,101,471
                                                      ===========    ===========    ===========

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